Earnings Release Presentation Q1 2022 Wintrust Financial Corporation

2 This document contains forward-looking statements within the meaning of federal securities laws. Forward-looking information can be identified through the use of words such as “intend,” “plan,” “project,” “expect,” “anticipate,” “believe,” “estimate,” “contemplate,” “possible,” “will,” “may,” “should,” “would” and “could.” Forward-looking statements and information are not historical facts, are premised on many factors and assumptions, and represent only management’s expectations, estimates and projections regarding future events. Similarly, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, such as the impacts of the COVID-19 pandemic (including the emergence of variant strains), and which may include, but are not limited to, those listed below and the Risk Factors discussed under Item 1A of the Company’s 2021 Annual Report on Form 10-K and in any of the Company’s subsequent SEC filings. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements may be deemed to include, among other things, statements relating to the Company’s future financial performance, the performance of its loan portfolio, the expected amount of future credit reserves and charge-offs, delinquency trends, growth plans, regulatory developments, securities that the Company may offer from time to time, and management’s long-term performance goals, as well as statements relating to the anticipated effects on financial condition and results of operations from expected developments or events, the Company’s business and growth strategies, including future acquisitions of banks, specialty finance or wealth management businesses, internal growth and plans to form additional de novo banks or branch offices. Actual results could differ materially from those addressed in the forward-looking statements as a result of numerous factors, including the following: • the severity, magnitude and duration of the COVID-19 pandemic, including the emergence of variant strains, and the direct and indirect impact of such pandemic, as well as responses to the pandemic by the government, businesses and consumers, on our operations and personnel, commercial activity and demand across our business and our customers’ businesses; • the disruption of global, national, state and local economies associated with the COVID-19 pandemic, which could affect the Company’s liquidity and capital positions, impair the ability of our borrowers to repay outstanding loans, impair collateral values and further increase our allowance for credit losses; • the impact of the COVID-19 pandemic on our financial results, including possible lost revenue and increased expenses (including the cost of capital), as well as possible goodwill impairment charges; • economic conditions that affect the economy, housing prices, the job market and other factors that may adversely affect the Company’s liquidity and the performance of its loan portfolios, particularly in the markets in which it operates; • negative effects suffered by us or our customers resulting from changes in U.S. trade policies; • the extent of defaults and losses on the Company’s loan portfolio, which may require further increases in its allowance for credit losses; • estimates of fair value of certain of the Company’s assets and liabilities, which could change in value significantly from period to period; • the financial success and economic viability of the borrowers of our commercial loans; • commercial real estate market conditions in the Chicago metropolitan area and southern Wisconsin; • the extent of commercial and consumer delinquencies and declines in real estate values, which may require further increases in the Company’s allowance for credit losses; • inaccurate assumptions in our analytical and forecasting models used to manage our loan portfolio; • changes in the level and volatility of interest rates, the capital markets and other market indices (including developments and volatility arising from or related to the COVID-19 pandemic) that may affect, among other things, the Company’s liquidity and the value of its assets and liabilities; • the interest rate environment, including a prolonged period of low interest rates or rising interest rates, either broadly or for some types of instruments, which may affect the Company’s net interest income and net interest margin, and which could materially adversely affect the Company’s profitability; • competitive pressures in the financial services business which may affect the pricing of the Company’s loan and deposit products as well as its services (including wealth management services), which may result in loss of market share and reduced income from deposits, loans, advisory fees and income from other products; • failure to identify and complete favorable acquisitions in the future or unexpected difficulties or developments related to the integration of the Company’s recent or future acquisitions; • unexpected difficulties and losses related to FDIC-assisted acquisitions; • harm to the Company’s reputation; • any negative perception of the Company’s financial strength; • ability of the Company to raise additional capital on acceptable terms when needed; • disruption in capital markets, which may lower fair values for the Company’s investment portfolio; Forward-Looking Statements Pending - Legal

3 • ability of the Company to use technology to provide products and services that will satisfy customer demands and create efficiencies in operations and to manage risks associated therewith; • failure or breaches of our security systems or infrastructure, or those of third parties; • security breaches, including denial of service attacks, hacking, social engineering attacks, malware intrusion or data corruption attempts and identity theft; • adverse effects on our information technology systems resulting from failures, human error or cyberattacks (including ransomware); • adverse effects of failures by our vendors to provide agreed upon services in the manner and at the cost agreed, particularly our information technology vendors; • increased costs as a result of protecting our customers from the impact of stolen debit card information; • accuracy and completeness of information the Company receives about customers and counterparties to make credit decisions; • ability of the Company to attract and retain senior management experienced in the banking and financial services industries; • environmental liability risk associated with lending activities; • the impact of any claims or legal actions to which the Company is subject, including any effect on our reputation; • losses incurred in connection with repurchases and indemnification payments related to mortgages and increases in reserves associated therewith; • the loss of customers as a result of technological changes allowing consumers to complete their financial transactions without the use of a bank; • the soundness of other financial institutions; • the expenses and delayed returns inherent in opening new branches and de novo banks; • liabilities, potential customer loss or reputational harm related to closings of existing branches; • examinations and challenges by tax authorities, and any unanticipated impact of the Tax Act; • changes in accounting standards, rules and interpretations, and the impact on the Company’s financial statements; • the ability of the Company to receive dividends from its subsidiaries; • uncertainty about the discontinued use of LIBOR and transition to an alternative rate; • a decrease in the Company’s capital ratios, including as a result of declines in the value of its loan portfolios, or otherwise; • legislative or regulatory changes, particularly changes in regulation of financial services companies and/or the products and services offered by financial services companies, including those changes that are in response to the COVID-19 pandemic, including without limitation the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), the Economic Aid to Hard-Hit Small Businesses, Nonprofits and Venues Act, and the rules and regulations that may be promulgated thereunder; • a lowering of our credit rating; • changes in U.S. monetary policy and changes to the Federal Reserve’s balance sheet, including changes in response to the COVID-19 pandemic, persistent inflation or otherwise; • regulatory restrictions upon our ability to market our products to consumers and limitations on our ability to profitably operate our mortgage business; • increased costs of compliance, heightened regulatory capital requirements and other risks associated with changes in regulation and the regulatory environment; • the impact of heightened capital requirements; • increases in the Company’s FDIC insurance premiums, or the collection of special assessments by the FDIC; • delinquencies or fraud with respect to the Company’s premium finance business; • credit downgrades among commercial and life insurance providers that could negatively affect the value of collateral securing the Company’s premium finance loans; • the Company’s ability to comply with covenants under its credit facility; • fluctuations in the stock market, which may have an adverse impact on the Company’s wealth management business and brokerage operation; and • widespread outages of operational, communication, or other systems, whether internal or provided by third parties, natural or other disasters (including acts of terrorism, armed hostilities and pandemics), and the effects of climate change could have an adverse effect on the Company’s financial condition and results of operations, lead to material disruption of the Company’s operations or the ability or willingness of clients to access the Company’s products and services. Therefore, there can be no assurances that future actual results will correspond to these forward-looking statements. The reader is cautioned not to place undue reliance on any forward- looking statement made by the Company. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. The Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events after the date of the press release and this presentation. Persons are advised, however, to consult further disclosures management makes on related subjects in its reports filed with the Securities and Exchange Commission and in its press releases and presentations. Forward-Looking Statements Pending - Legal

4 Wintrust kicked off 2022 with an impressive first quarter reporting record quarterly pre-tax, pre-provision income highlighted by continued expansion of net interest income. Our diversified loan book exhibited strong growth while credit quality remains extraordinarily good. The Company’s future prospects remain bright as we believe our asset sensitive interest rate position will allow us to capitalize on potentially rising interest rates. Q1 2022 Summary

5 Pre-Tax, Pre-Provision1 Growing and Diversified Balance Sheet Future Outlook • Wintrust continues to monitor the interest rate environment to reduce the asset sensitivity of its balance sheet given the recent increase in rates. • Pressure on net interest margin is expected in upcoming quarter. • Growing low cost deposits in our market area remains a significant focus of the Company, which we believe will be the key to mitigating net interest margin compression. Strong Balance Sheet Total Loans +$2.2B / 9.7% Mid to High Single Digit Growth Average Loan to Deposit Ratio 93.7% 85% - 90% Total Deposits +$2.9B / 12.6% High Single Digit Growth Income Net Income +$85.5MM 10% - 15% Growth NIM Net Interest Margin +17 bps 3.60% - 3.70% NII Non-Interest Income +$36.6MM PENDING NIE Non-Interest Expense +$94.3MM 1.50% - 1.60% Net Overhead Ratio Credit & Capital Net Charge-Off Ratio +2 bps Diligently Monitoring to Maintain Pristine Credit Quality Total Risk-Based Capital Ratio -39 bps May Consider Capital Increase Pending Acquisition Pipeline Q1 '22 Highlights (Comparative to Q4 '21) Strong core loan growth coupled with improvement in net interest income Total DepositsTotal Assets Total Loans Net Income $50.3 billion +$0.1 billion $35.3 billion +$0.5 billion $42.2 billion +$0.1 billion $127.4 million +$28.6 million Exceptional Credit Quality Awards/Non- Recurring Items • Steadily improving Net Interest Income reaching $299.3 million • Improved Net Interest Margin with upside related to potentially rising rates • Tangible Book Value per Share remained relatively flat, despite market volatility • Steadily decreasing NPLs4 at $57.3 million along with strong allowance coverage • Maintained low levels of Net-Charge Offs of $2.5 million • Ranked Top Workplace in Chicago 2021 • Swap Sale expected in 2022 Potential 4th talking point section strategic, awards highlight, swap sales? Net Overhead RatioReturn on Assets Return on Equity 1.04% +24 bps3 11.94% +289 bps3 1.00% -21 bps3 $177.8 million +$31.4 million • Diversified loan growth excluding Paycheck Protection Program ("PPP") of $796 million, 9% annualized, driven by Specialty Finance and Commercial Real Estate • Maintained strong deposit base and lowered cost of funds 1 Pre-tax income, excluding provision for credit losses (Non-GAAP) – See Non-GAAP reconciliation on pg. 26 2 Diluted EPS: Net Income Per Common Share - Diluted Diluted EPS2 $2.07 +$0.49 Current EPS Prior EPS $ 2.07 1.58 $ 0.49 PPNI Prior PPNI $ 177.8 146.3 $ 31.4 31500000 177,786 146,344 3 Bps: Basis Points 4 NPLs: Non-Performing Loans Commitment to Increasing Shareholder Value

6 SAME CHANGE AS Q1 PG "INCREASED SHAREHOLDER VALUE" CHANGE • Net interest income expanded while maintaining interest rate sensitivity. We project that, assuming an immediate and parallel 25 basis point rate hike, the cumulative increase to net interest income in the subsequent 12 months is approximately $40-$50 million and a 10 basis point favorable impact on net interest margin • Record Pre-Tax Income, excluding Provision for Credit Losses of $177.8 million, which includes $43.4 million of MSR valuation benefit Earnings Summary Differentiated, highly diversified and sustainable business model Sustained Net Income Driven by Diverse Loan Growth Key Observations Condensed Income Statement Current Q Difference vs.Current Q $153.1 $105.1 $109.1 $98.8 $127.4 1.38% 0.92% 0.92% 0.80% 1.04% Net Income ROA Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 $2.54 $1.70 $1.77 $1.58 $2.07 Diluted EPS Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 $161.5 $128.9 $141.8 $146.3 $177.8 Pre-Tax Income, excluding Provision for Credit Losses (Non-GAAP ) Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 1 See Non-GAAP reconciliation on pg. 26 Thousands ($) Q4 2021 Q3 2021 Q4 2020 Net Interest Income $295,976 $8,480 $36,579 Non-Interest Income $133,767 $(2,707) $(24,594) Net Revenue $429,743 $5,773 $11,985 Non-Interest Expense $283,399 $1,255 $1,532 Pre-Provision Net Revenue $146,344 $4,518 $10,453 Provision For Credit Losses $9,299 $17,215 $8,119 Income Before Taxes $137,045 $(12,697) $2,334 Income Tax Expense $38,288 $(2,317) $4,781 Net Income $98,757 $(10,380) $(2,447) Preferred Stock Dividends $6,991 $— $— Net Income Available to Common Shares $91,766 $(10,380) $(2,447) Diluted EPS $1.58 $(0.19) $(0.05) ROA 0.80% -12 bps -12 bps ROE 9.05% -126 bps -125 bps 2 ### 1 Q3 2020 had a $9.0 million state income tax benefit. ($ in Millions) ($ in Millions) Record Quarterly Pre-Tax, Pre-Provision Income $261.90 $279.59 $287.50 $295.98 $299.29 $186.51 $129.37 $136.47 $133.77 162,790 $286.89 $280.11 $282.14 $283.40 284,298 Net Interest Income Non-Interest Income Non- Interest Expense Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 $100.00 $200.00 $300.00 $400.00 Q1 Earnings HighlightsResilient EPS Amid Uncertainty 1

7 32% 1% 26% 1% 5% 14% 21% Commercial excl. PPP Commercial PPP Commercial Real Estate Home Equity Residential Real Estate Premium Finance Receivables - Commercial Premium Finance Receivables - Life Insurance • Before the impact of scheduled payments and prepayments, gross commercial and commercial real estate loan pipelines were estimated to be approximately $1.6 billion to $1.8 billion at March 31, 2022, as compared to $1.1 billion to $1.3 billion at December 31, 2021. When adjusted for the probability of closing, the pipelines were estimated to be approximately $1,100 million to $1,200 million at March 31, 2022, as compared to $700 million to $0.8 billion at December 31, 2021. • Total loans, excluding Paycheck Protection Program ("PPP") loans, increased by $2.0 billion, as compared to December 31, 2021, • Total period end loans as of March 31, 2022 were $1.1 billion higher than average total loans in the first quarter of 2022. $34,789 $(304) $163 $245 $82 $311 $(5) $35,281 12/31/2021 Commercial PPP Residential Real Estate Commercial Real Estate Premium Finance Receivables - Commercial Insurance Premium Finance Receivables - Life Insurance All Other Loans 3/31/2022 Loan Portfolio Balanced loan portfolio of approximately 1/3 Commercial, 1/3 Commercial Real Estate and 1/3 Specialty Finance Diversified Loan Growth Overcoming PPP Forgiveness QoQ Growth Lead by Commercial & Acquired Loan Portfolio $33.2 $32.9 $33.3 $34.8 $35.3 $29.9 $31.0 $32.2 $34.2 $35.0 3.43% 3.46% 3.44% 3.41% 3.33% Total Loans Total Loans excl. PPP Average Total Loan Yield 3/31/2021 6/30/2021 9/30/2021 12/31/2021 3/31/2022 Year-over-Year Change $2.1B or 6% in Total Loans, $5.1B or 17% in Total Loans excl. PPP Balanced Loan Mix (as of 3/31/2022) Commercial excl. PPP $11.3 PPP $0.3 Commercial Real Estate $9.2 Premium Finance Receivables - Commercial Insurance $4.9 Premium Finance Receivables - Life Insurance $7.4 All Other Loans $2.2 ($ in Billions) ($ in Millions) Key Observations Quarterly Increase Led by Specialty Finance and Commercial Real Estate Well Positioned for a Potentially Rising Rate Environment 53.6% 26.4% 5.7% 10.5% 3.8% Current Loan Balances Projected to Reprice or Mature Based on Modeled Contractual Cash Flows ≤ 3 Months 4-12 months 1-2 Years 2-5 Years > 5 Years $35.3B DONE Commercial excl. PPP $11.7 PPP $0.3 Commercial Real Estate $9.2 Premium Finance Receivables - Commercial Insurance $4.9 Premium Finance Receivables - Life Insurance $7.2 All Other Loans $3.2 Presentation draft doughnut chart left ($ in Billions) $34,789 $(250) $350 $(50) $150 $100 $50 $35,139 12/31/2021 Commercial PPP All Other Commercial Loans Commercial Real Estate Premium Finance Receivables - Commercial Insurance Premium Finance Receivables - Life Insurance All Other Loans 3/31/2022 Draft waterfall below 1 1 1

8 1 "Prior Fed Cycle" defined as Q3 2015 to Q2 2019 and "Current Fed Cycle" begins in Q3 2019 to present Improved Deposit Mix During Last Rate Cycle • Total deposits increased by $0.1 billion from the prior quarter end. • Non-interest bearing deposits comprise 32% of total deposits as of March 31, 2022. • Rate paid on average interest-bearing deposits decreased 2 basis points from the prior quarter. • The loans to deposits ratio ended the current quarter at 83.6% as compared to 82.6% at prior quarter end. $42,096 $(431) $413 $910 $(778) $243 $(233) $42,219 12/31/2021 Non-Interest-B earing NOW and Interest-B earing DDA Wealth Management Deposits Money Market Savings Time Certific ates of Deposit 3/31/2022 Deposit Portfolio Enviable core deposit franchise in Chicago and Milwaukee market areas Deposit Growth Coupled with Decreasing Funding Costs Diversified Deposit Mix (as of 3/31/2022) Focused on low-cost deposit mix to drive margin expansion $37.9 $38.8 $40.0 $42.1 $42.2 0.45% 0.38% 0.29% 0.24% 0.22% Total Deposits Rate Paid on Average Total Interest-Bearing Deposits 3/31/2021 6/30/2021 9/30/2021 12/31/2021 3/31/2022 32% 11% 13% 25% 10% 9% Non-Interest-Bearing NOW and Interest-Bearing DDA Wealth Management Deposits Money Market Savings Time Certificates of Deposit Year-over-Year Change $4.3B or 11% Non-Interest-Bearing $13.7 NOW and Interest- Bearing DDA $4.6 Wealth Management Deposits $5.4 Money Market $10.7 Savings $4.1 Time Certificates of Deposits $3.7 ($ in Billions) ($ in Billions) $42.2B 53% 44% Q3 2019 to Q4 2021 (–225 bps) Q3 2015 to Q2 2019 (+225 bps) Historical Interest-Bearing Deposit Betas Through Fed Cycles Non Interest Bearing $12.6 NOW and Interest- Bearing DDA $19.9 Wealth Management Deposits $3.5 Money Market $2.1 Savings $2.5 Time Certificate of Deposits $2.2 Draft graph to left $42,096 $150 $(75) $100 $(50) $150 $100 $42,471 12/31/2021 Non-Interest-B earing NOW and Interest-B earing DDA Wealth Management Deposits Money Market Savings Time Certific ates of Deposit 3/31/2022 Draft waterfall below 1 56.3% 58.6% 20.0% 8.8% 23.7% 32.6% Non-Interest-Bearing Time Certificates of Deposit ("CD's") Interest-Bearing excl. CD's Q1 2019 Q1 2022

9 Q1 21; Q4 21 ; Q1 22- remove 2020 period (All three graphics) Liquidity Excess liquidity ready for deployment with market expectations of rate increases • We continue to maintain excess liquidity and believe that deploying such liquidity could potentially increase our net interest margin and net interest income. • We remain well positioned to benefit from a higher rate environment and are monitoring the available market returns on investments. We intend to be prudent in our decision making. Strategically Balanced Investment Portfolio (as of 3/31/2022) Interest-Bearing Cash1 Intentionally Maintained to Limit Locking in Low Interest Rates $2.2 $4.2 $4.6 $2.2 $3.3 $4.7 1.68% 0.11% 0.19% Average Balance End of Period Balance Yield Q1 2020 Q1 2021 Q1 2022 Duration of Investment Portfolio and Liquidity $32.7 $41.9 $46.6 $2.2 $4.2 $4.6 6.7% 10.0% 9.9% Total Average Earning Assets Total Average Interest-Bearing Cash Total Average Interest-Bearing Cash as a % of Total Average Earning Assets Q1 2020 Q1 2021 Q1 2022 Partial Deployment of Excess Liquidity into Investment Securities $3.9 $5.3 $6.4 $4.7 $5.4 $6.5 2.03% 2.07% 2.09% Investment Securities Average Balance Investment Securities End of Period Balance Yield Q1 2021 Q4 2021 Q1 2022 1 Total Interest-Bearing Deposits with Banks, Securities Purchased under Resale Agreements and Cash Equivalents 1 1 ($ in Billions) ($ in Billions) ($ in Billions) Liquidity Focused on taking advantage of market opportunities to prudently deploy excess liquidity $3.0 $3.4 $0.1 Available-for-Sale Held-to-Maturity Other ($ in Billions) $6.5B 44.23% 55.77% Available for Sale Held-to-Maturity $4.2 $6.1 $4.6 $3.3 $6.1 $4.7 0.11% 0.16% 0.19% 10.1% 13.3% 9.8% Average Balance End of Period Balance Yield on Average Interest-Bearing Cash Total Average Interest-Bearing Cash as a % of Total Average Earning Assets Q1 2021 Q4 2021 Q1 2022 Sustained Earning Asset Growth while Maintaining adequate levels of Interest-Bearing Cash1 Interest-Bearing Cash1 Intentionally Maintained to Limit Locking in Low Interest Rates 5.84 6.28 7.57 3.78 3.15 4.65 Investment Portfolio Duration Investment Portfolio, Securities Purchased under Resale Agreements and Liquidity Duration Q1 2021 Q4 2021 Q1 2022 (in Years) 1 1 subnotes look weird but print ok Focused on taking advantage of market opportunities to prudently deploy excess liquidity

10 No. 3 footnote prints correctly as is 11.6% 0.3% (0.3)% 11.6% 12/31/2021 Retained Earnings and other equity changes Change in RWA 3/31/2022 7.0% 8.5% 10.5% 4.50% 6.00% 8.00% 2.50% 2.50% 2.50% 8.6% 9.5% 11.6% Minimum Requirement Capital Conservation Buffer WTFC 11.6% 0.2% (0.7)% 11.6% 12/31/2021 Retained Earnings and other equity changes Change in RWA 3/31/2022 Capital Adequate and appropriate capital levels given the Company's risk profile Q1 2022 Key Observations Adequate Capital Levels • Common Equity Tier 1 Capital and Total Capital ratios decreased primarily due to risk-weighted asset growth in Q4 2021. • Q1 2022 dividend of $0.31 per common share increased 11% from Q1 2021. • Tangible book value per common share decreased $-0.30 from the prior quarter-end and decreased $3.92 or 7.1% from Q1 2021. Capital Adequacy1 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Common equity tier 1 capital ratio1 9.0% 9.0% 8.9% 8.6% 8.6% Tier 1 capital ratio1 10.2% 10.1% 9.9% 9.6% 9.5% Total capital ratio1 12.6% 12.4% 12.1% 11.6% 11.6% Tier 1 leverage ratio1 8.2% 8.2% 8.1% 8.0% 8.1% Tangible book value per common share (Non-GAAP2) $55.42 $56.92 $58.32 $59.64 $59.34 Estimated Excess Capital Above Conservation Buffer ($ in Millions) Common equity Tier 1 capital1 Tier 1 capital ratio1 Total capital ratio1 $646 $433 $450 1 Ratios for Q1 2022 are estimated 2 CET1: Common Equity Tier 1 9.0% 9.0% 8.9% 8.6% 8.6% 10.2% 10.1% 9.9% 9.6% 9.5% 12.6% 12.4% 12.1% 11.6% 11.6% 8.2% 8.2% 8.1% 8.0% 8.1% CET1 Ratio Tier 1 Capital Ratio Total Capital Ratio Tier 1 Leverage Ratio 3/31/2021 6/30/2021 9/30/2021 12/31/2021 3/31/2022 Quarterly Earnings Supported Loan Growth Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Tangible book value per common share (Non-GAAP2) $55.42 $56.92 $58.32 $59.64 $59.34 1 2 5 5 5 RWA: Risk-Weighted Assets $55.42 $56.92 $58.32 $59.64 $59.34 7.0% 7.1% 7.0% 6.9% 6.9% Tangible Book Value Per Share (Non-GAAP ) Tangible Common Equity Ratio (Non-GAAP ) 3/31/2021 6/30/2021 9/30/2021 12/31/2021 3/31/2022 Relatively Stable TBV3 Despite Market Volatility 5 TCE: Tangible Common Equity (Non-GAAP) 6 See Non-GAAP reconciliation on pg. 26 6 6 3 TBV: Tangible Book Value per Share (Non-GAAP) – See Non-GAAP reconciliation on pg. 26 4 OCI: Other Comprehensive Income Linked chart below Capital Risk-Weighted Assets are inflated by Premium Finance Life portfolio; 100% risk rated with no historical losses $59.64 $2.23 $(2.10) $(0.46) $0.03 $59.34 12/31/2021 Earnings Change in OCI Dividends Other 3/31/2022 4 Add "Total Risk Based Capital" Total Capital Ratio

11 Consider updating with Deep Blue Highlights in Q2? Touch base with Tom O./Sarah GroomsGrowing Zelle Adoption • primarily due to decreased trust and asset management fees and brokerage commissions Zelle Payments 80.2 105.1 106.1 Number of Transactions Q1 2020 Q1 2021 Q1 2022 Further Adoption of RDC Product Offered to Customers 63.2% 66.0% 67.3% Online/Mobile as a % of Total Retail Checking Households (active within past 90 days) Q1 2020 Q1 2021 Q1 2022 In Tune with Online/Mobile Use Trends Digital Use - Online/Mobile Remote Deposit Capture ("RDC") Zelle has become the fastest growing digital payment option. Since March 2020, Zelle payment volumes increased by 182%, while user volumes increased by 135%. In the last 12 months we have processed over 2.7 million Zelle payments. We have seen a steady increase in RDC adoption. Since March 2020, RDC deposit volumes increased by 32%, while user volumes increased by 34%. Digital adoption continues to increase, with number of households up 21% since March 2020. As of Q1 2022 more than 2/3rds of checking clients regularly use the bank's online/ mobile offerings. 253.6 532.3 715.4 Number of Transactions Q1 2020 Q1 2021 Q1 2022 544.2 561.1 578.8 590.5 605.5 52.5% 53.6% 54.7% 55.7% 56.5% Number of Retail Checking E-Statements E-Statements as a % of Retail Checking Statements Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Retail Checking E-Statements - Number of Transactions & Active Users (in Thousands) Retail Checking Electronic Statements ("E- Statements") With the recent deterioration in USPS service levels, e-statements adoption will likely increase as customers pivot to a more reliable delivery channel. Over the last year we have seen stable growth in E-statement adoption with year-over-year user volumes growth of: 11.3%. Digital Usage Trends Modern digital tools coupled with a high touch community focus (in Thousands) (in Thousands)

12 Awards - Best in Class - Commercial Banking1 • primarily due to decreased trust and asset management fees and brokerage commissions 544.2 561.1 578.8 590.5 605.5 52.5% 53.6% 54.7% 55.7% 56.5% Number of Retail Checking E-Statements E-Statements as a % of Retail Checking Statements Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Retail Checking E-Statements - Number of Transactions & Active Users (in Thousands) Retail Checking Electronic Statements ("E- Statements") With the recent deterioration in USPS service levels, e-statements adoption will likely increase as customers pivot to a more reliable delivery channel. Over the last year we have seen stable growth in E-statement adoption with year-over-year user volumes growth of: 11.3%. 1 Source: 2021 Coalition Greenwich Market Tracking Program Our Customers are Highly Satisfied with their Bank. ACCORDING TO OUR CUSTOMERS, WE RANK HIGHEST IN: • Overall satisfaction • Ease of doing business • Bank you can trust • Values long-term relationships • Net promoter score • Overall digital experience PLUS, WE RANK HIGHEST IN THESE CATEGORIES, TOO: RELATIONSHIP MANAGER • Overall satisfaction with relationship manager • Responsiveness and prompt follow-up • Proactively provides advice • Effectively coordinated product specialists • Frequency of contact CASH MANAGEMENT • Overall product capability • Accuracy of operations • Customer service professional CREDIT PROCESS • Speed in responding to a loan request • Flexible terms and conditions • Willingness to extend credit • Digitizing the credit process 97% of our current customers rank their satisfaction with us as “excellent” or “above average.” 97%

13 10.6% 10.2% 11.0% 3.7% 5.4% 5.8% Static Ramp 3/31/2020 3/31/2021 3/31/2022 $21.1 $5.8 $8.4 Variable Rate Fixed Rate maturing under 1 year Fixed Rate maturing over 1 year 2.53% 2.62% 2.58% 2.54% 2.60% 2.54% 2.63% 2.59% 2.55% 2.61% Net Interest Margin (GAAP) Net Interest Margin, Fully Taxable-Equivalent (Non-GAAP ) Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Net Interest Margin Well-positioned ahead of future rate increases NIM Benefited by Liquidity Deployment and Lower Deposit CostsExpansion in Net Interest Income and Increasing NIM1 Net Interest Margin (Quarterly Trends) 2.55% 0.03% 0.03% —% 2.61% Q4 2021 Earning Asset Yield Interest B earing Liability Rate Net Free Funds Q1 2022 1 NIM: Net Interest Margin 2 See Non-GAAP reconciliation on pg. 25 2.55% 0.03% 0.03% 2.61% NIM (Non-GAAP ) Q4 2021 Earning Asset Yield Interest-Bearing Liability Rate NIM (Non-GAAP ) Q1 2022 • Q1 2022 net interest income totaled $299.3 million. ◦ A decrease of $3.3 million as compared to Q4 2021 and a decrease of $37.4 million as compared to Q1 2021. • Net interest margin (Non-GAAP1) increased by 6 bps from the prior quarter: ◦ Earning assets yield up 3 bps. ◦ Interest bearing liability rate down 3 bps. ◦ Net free funds down 0 bps. • Net interest income increased by $3.3 million as compared to the fourth quarter of 2021 as follows: ◦ Increased $16.7 million primarily due to earning asset growth and improvement in net interest margin. ◦ Decreased by approximately $6.7 million due to two fewer days in the first quarter of 2022. ◦ Decreased by $6.7 million due to less PPP interest income. • Net interest margin increased by six basis points primarily due to improved earning asset mix related to liquidity deployment and lower rates on interest bearing liabilities. ◦ The rate on interest bearing deposits declined by five basis points which more than offset a three basis point decline in loan yields. • As of December 31, 2021, the Company had approximately $12.7 million of net PPP loan fees that have yet to be recognized in income. $261.90 $279.59 $287.50 $295.98 $299.29 2.53% 2.62% 2.58% 2.54% 2.60% Net Interest Income Net Interest Margin (GAAP) Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022Interest Rate Sensitivity Well Positioned for Potentially Rising Rates $261.9 $279.6 $287.5 $296.0 $299.3 $234.9 $247.1 $266.3 $281.8 $291.9 $27.0 $32.5 $21.2 $14.2 $7.4 2.53% 2.62% 2.58% 2.54% 2.60% Net Interest Income excl. PPP PPP Interest Income Net Interest Margin (GAAP) Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Linked graph left 2.53% 2.62% 2.58% 2.54% 2.56% 2.54% 2.63% 2.59% 2.55% 2.57% Net Interest Margin (GAAP) Net Interest Margin, Fully Taxable-Equivalent (Non-GAAP ) Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Linked graph above and below 2.55% 0.03% 0.04% (0.02)% 2.60% Q4 2021 Earning Asset Yield Interest B earing Liability Rate Net Free Funds Q1 2022 Trending floating of variable, or snapshot of where we are today NEW CHART pie var vs fixed Donut prints weird middle needs to be higher 3 Static Shock Scenario results incorporate actual cash flows and repricing characteristics for balance sheet instruments following an instantaneous, parallel change in market rates based upon a static (i.e. no growth or constant) balance sheet 4 Ramp Scenario results incorporate management’s projections of future volume and pricing of each of the product lines following a gradual, parallel change in market rates over twelve months 3 4 Loan Mix Supports Interest Rate Sensitivity (as of 3/31/2022) Use Table 9 for doughnut to link $35.3B ($ in Millions) ($ in Billions) (Rising Rates Scenario + 100 Basis Points ) footnotes print correct as is Percentage Change in Net Interest Income Over a One-Year Time Horizon Rising Rates Scenario + 100 Basis Points 22 PENDING CHECK TOTALS/% Based on Contractual Reprice or Maturity Date

14 Strategically Balanced Non-Interest Income Sources $186.5 $129.4 $136.5 $133.8 $162.8 $29.3 $30.7 $31.5 $32.5 $31.4 $14.4 $12.2 $12.8 $14.2 $15.5 $12.0 $13.2 $14.1 $14.7 $15.3 $17.3 $22.7 $22.3 $19.3 $23.4 $113.5 $50.6 $55.8 $53.1 $77.2 Wealth Management Operating Lease Income, net Service Charges on Deposits Other Mortgage Banking Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Growing Wealth Management Business • Non-interest income totaled $162.8 million. ◦ A decrease of $29.0 million as compared to Q4 2021 and a decrease of $23.7 million as compared to Q1 2021. • Mortgage banking revenue increased by $24.1 million in Q1 2022 as compared to Q4 2021. See detail on Slide 13. • Wealth management income decreased $1,095,000 as compared to Q4 2021. Solid and Consistent Wealth Management Business 1 Other NII - includes Interest Rate Swap Fees, BOLI, Administrative Services, FX Remeasurement Gains/(Losses), Early Pay-Offs of Capital Leases, Gains/(losses) on investment securities, net, Fees from covered call options, Trading gains/(losses), net and Miscellaneous. 1 $29.3 $30.7 $31.5 $32.5 $31.4 $24.3 $25.6 $26.3 $27.2 $26.8 $5.0 $5.1 $5.2 $5.3 $4.6 $32.2 $34.2 $34.5 $35.5 $35.8 Trust and Asset Management Revenue Brokerage Revenue Assets Under Administration ($ in Billions) Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Significant Growth in Commercial Deposit Fees $14.4 $12.2 $12.8 $14.2 $15.5 $239.0 $219.0 $243.9 $242.1 $240.7 Operating Lease Income, Net Lease Investments, Net (Period-End Balance) Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 • primarily due to decreased trust and asset management fees and brokerage commissions Confirm AUM correct for all periods. Non-Interest Income Strong fee business primarily driven by mortgage and wealth management ($ in Millions) ($ in Millions) ($ in Millions) $12.0 $13.2 $14.1 $14.7 $15.3 $10.8 $12.0 $12.6 $13.0 $13.7 $1.2 $1.2 $1.5 $1.7 $1.6 Commercial Service Charges on Deposits Consumer Service Charges on Deposits Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Year-over-Year Change $3.3M or 27.5% ($ in Millions) Split into business and consumer?

15 $48.012 $48.263 $(8.6)$(7.5)$(6.0) $18.0 $(5.5)$(0.9) $6.7 $43.4$5.8 $37.5$39.2$28.2 $14.6 $9.7 $7.3 $57.1 $(42.5)$(66.4) $24.6 $17.5 $15.1 $14.4 $— $— MSR - Payoffs/Paydowns MSR - Change in Fair Value Model Assumptions Production Revenue Servicing Income & Other MSR Capitalization MSR Hedging Gains (Losses) Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Mortgage Banking Internal hedge with counter-cyclical returns relative to our net interest income related business lines Production Revenue Impacted by Market Volatility Significant MSR1 Valuation Improvement Growing MSR Portfolio and Income • Loans originated for sale in the first quarter of 2022 totaled $0.9 billion as compared to $1.3 billion in the prior quarter. • Loans serviced for others totaled $13.4 billion in the first quarter of 2022 as compared to $13.1 billion in the prior quarter. • Mortgage banking revenue increased to $77.2 million for the first quarter of 2022 as compared to $53.1 million in the third quarter of 2021. Primarily due to: ◦ $11.1 million due to decreased production revenue. ◦ Partially offset by a $8.2 million increase related to the impact of MSR valuation and MSR capitalization, net of payoffs and paydowns. % of MSRs to Loans Serviced for Others Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 1.08% 1.04% 1.05% 1.12% 1.48% 1 MSR: Mortgage Servicing Right LOGIC IN MORTGAGE BANKING REVENUE NEEDS TO BE MODIFIED Mortgage banking production revenue increased by $13.6 million as mortgage originations for sale totaled $0.9 billion in the first quarter of 2022 as compared to $1.3 billion in the fourth quarter of 2021. $71.3 $37.5 $39.2 $28.2 $14.6 3.66% 2.45% 2.68% 2.47% 1.67% Production Revenue Production Margin Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 $124.3 $127.6 $133.6 $147.6 $199.1$11,531 $12,307 $12,720 $13,126 $13,427 MSRs, at fair value Loans Serviced for Others Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 $2,222 $1,724 $1,559 $1,299 $896 $1,642 $1,329 $1,153 $981 $648 $580 $395 $406 $318 $248 Retail Originations Veterans First Originations Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 $9.6 $9.8 $10.5 $10.8 $10.9 $11,531 $12,307 $12,720 $13,126 $13,427 Servicing Income Loans Serviced for Others Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 ($ in Millions) ($ in Millions) ($ in Millions) ($ in Millions) Mortgage Baking Provides a Natural Business Hedge $261.9 $279.6 $287.5 $296.0 $299.3 $71.3 $37.5 $39.2 $28.2 $14.6 Net Interest Income Production Revenue Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Diminishing Originations for Sale due to Rising Mortgage Rates Mortgage Banking Provides a Natural Business Hedge

16 $180.8 $172.8 $170.9 $167.1 $172.4 $91.0 $91.0 $88.2 $91.6 $92.2 $61.4 $53.8 $57.0 $49.9 $51.8 $28.4 $28.0 $25.7 $25.6 $28.4 5,303 5,253 5,202 5,183 5,147 Salaries Commissions and Bonus Employee Benefits FTE Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 0.90% 1.32% 1.22% 1.21% 1.00% 64.02% 68.56% 66.03% 65.64% 61.04% Net Overhead Ratio Efficiency Ratio (Non-GAAP ) Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Non-Interest Expense Conservative and consistent operating philosophy Relatively Steady Staffing Costs Items Impacting Quarterly Comparability • Salaries and employee benefits expense decreased by $3.8 million in the fourth quarter of 2021 as compared to the third quarter of the year. ◦ ### • Software and equipment expense increase of $1.7 million is primarily due to accelerated depreciation in the quarter related to the reduction in the useful life of a software asset that is planned to be replaced as we continue to make upgrades to our digital customer experience. 1 Other NIE - includes Professional Fees, Data Processing, amortization of other intangible assets, FDIC insurance, OREO expense, net, Commissions (3rd Party Brokers), Postage and Miscellaneous $283.4 $5.2 $(0.9) $(2.1) $(0.4) $(0.9) $284.3 Q4 2021 Salaries and Employee Benefits Software and Equipment Advertising and Marketing OREO Expenses, Net All Other Expenses Q1 2022 1 Growth without Commensurate Expense Increase 2 3 2 Net Overhead Ratio - The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period's average total assets. A lower ratio indicates a higher degree of efficiency. 3 See Non-GAAP reconciliation on pg. 25 Salaries and employee benefits expense decreased by $1.9 million in the third quarter of 2021 as compared to the second quarter of the year. The $1.9 million decline is primarily related to $6.3 million of lower compensation expense associated with the mortgage banking operation offset somewhat by higher incentive compensation expense for annual bonus and long-term incentive compensation plans during the third quarter relative to the second quarter. • Salaries and employee benefits decrease comprised of: ◦ ### increase in commissions and incentive compensation. ◦ ### decrease in employee benefits expense. ◦ ### decrease in salaries. • Advertising and marketing increase of ### ###. Non-Interest Expense Remains Relatively Flat to Prior Quarter ($ in Millions) $286.9 $286.9 $280.1 $282.1 $0.0 $180.8 $180.8 $172.8 $170.9 $— $20.9 $20.9 $20.9 $22.0 $20.0 $20.0 $17.7 $18.2 $8.5 $8.5 $11.3 $13.4 $10.8 $10.8 $9.9 $10.0 $45.9 $45.9 $47.5 $47.6 Salaries and Employee Benefits Software and Equipment Occupancy, net Advertising and Marketing Operating Lease Equipment Other Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 $14.8 $20.9 $22.8 Software and Equipment Q1 2020 Q1 2021 Q1 2022 Increasing Investment in Digital Infrastructure ($ in Millions) 1 FTE - Full-Time Equivalent 1 ($ in Millions) Update title

17 Canada Market: Loan Portfolio1 - Geographic Diversification2 as of 3/31/2022 Total Loan Portfolio1 Primary Geographic Region Commercial: Commercial, industrial and other Illinois/Wisconsin Leasing Nationwide Franchise Lending Multi-State Commercial real estate Construction and development Illinois/Wisconsin Non-construction Illinois/Wisconsin Home equity Illinois/Wisconsin Residential Real Estate Illinois/Wisconsin Premium finance receivables Commercial insurance loans Nationwide and Canada Life insurance loans Nationwide Consumer and other Illinois/Wisconsin NP: Not Pictured 1 Total Loans excluding PPP 2 Geographic Diversification: relevant business location utilized, which can mean the following locations: collateral location, customer business location, customer home address and customer billing address. Key Observations • Primarily focused in the Midwest with a presence in Western and Southern U.S. markets. • National niche lending businesses creates a diversified loan portfolio. States/Jurisdictions that individually comprise less than 1% of the Total Loan Portfolio1 2% 10% 5% 38% 2% 2% 5% 1% 4% NP - Puerto Rico NP - Virgin Islands 1% 1% 1% 1% 1% 2% 5% 1% 1% 1% 1% 1% 1% 1% 1% 1% 1% 1% 1% 1% Loan Portfolio Highly diversified portfolio across U.S. and Canadian market areas

18 $158.5 $205.9 $301.3 0.59% 0.77% 0.85% Total Allowance for Credit Losses Total Allowance for Credit Losses as a % of Total Loans 12/31/19 (Pre-CECL) 1/1/2020 (CECL Day 1) 3/31/2022 Credit Quality Exceptional credit quality driven by a diversified loan portfolio • The Company estimates an increase to the allowance for credit losses of approximately 30% to 50% at adoption related to its loan portfolios and related lending commitments. Approximately 80% of the estimated increase is related to: ◦ Additions to existing reserves for unfunded lending-related commitments due to the consideration under CECL of expected utilization by the Company's borrowers over the life of such commitments. ◦ Establishment of reserves for acquired loans which previously considered credit discounts. The Company estimates an insignificant impact at adoption of measuring an allowance for credit losses for other in-scope assets (e.g. held-to-maturity debt securities). Steadily Decreasing Non-Performing Loans ("NPLs") Exceptionally Low Levels of Net Charge-Offs ("NCOs") Reductions in Special Mention & Substandard Loan Portfolios $99.1 $87.7 $90.0 $74.4 $57.3 0.30% 0.27% 0.27% 0.21% 0.16% NPLs $ NPLs as a % of Total Loans 3/31/2021 6/30/2021 9/30/2021 12/31/2021 3/31/2022 $13.3 $1.9 $0.0 $6.2 $2.5 $(45.3) $(15.3) $(7.9) $9.3 $4.1 0.17% 0.02% 0.00% 0.07% 0.03% NCOs $ Total Provision for Credit Losses Annualized NCOs as a % of Average Total Loans Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 $(45.3) $(15.3) $(7.9) $9.3 $4.1 63.27% 61.67% Total Provision for Credit Losses Net Charge-Offs as a % of the Provision for Credit Losses 3/31/2021 6/30/2021 9/30/2021 12/31/2021 3/31/2022 $7.8 $53 $135.1 $0 $-0.03$— $— $— $0.5 $—$7.8 $53.0 $135.1 $(0.5)63.3% 61.7% Provision for credit losses - PCD Provision for credit losses - non PCD Net charge-offs as a percentage of the provision for credit losses Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Incurred Loss Method CECL Incurred Loss Method CECL Q1 2022 Q4 2021 Increase/ (Decrease) Pass $ 33,700,724 $ 32,045,349 $ 1,655,375 Special Mention 755,859 794,238 (38,379) Substandard Accrual 265,452 340,516 (75,064) Substandard Nonaccrual/Doubtful 67,069 83,940 (16,871) Total Loans $ 34,789,104 $ 33,264,043 $ 1,525,061 Q1 2022 Key Observations During the fourth quarter of 2021, we continued our practice of pursuing the resolution of non-performing credits and executed a loan sale that reduced non-performing loans by approximately $10 million resulting in $1.8 million of net charge-offs. The key drivers of the shift in credit quality mix include: • Risk rating upgrades as a result of improved credit performance. • Increase in pass rated credits was driven by commercial loan growth and higher utilization on existing lines partially offset by decline in PPP Loans. ($ in Millions) ($ in Millions) ($ in Millions) Appropriate Allowance Coverage to Support Loan Growth $33,701 $34,274 Q4 2021 Q1 2022 $756 $696 Q4 2021 Q1 2022 $333 $311 Q4 2021 Q1 2022 $83.94 $67.07 Q4 2021 Q1 2022 Q4 2021 Pass Special Mention Substandard Accrual Substandard nonaccrual Q1 2022 $340.52 $265.45 Q4 2021 Q1 2022 Pass and Loans Guaranteed1 ($ in Millions) Special Mention Substandard2 1Pass and Loans Guaranteed: Includes early buy-out loans guaranteed by U.S. government agencies 2Substandard: Substandard includes Substandard Accrual and Substandard Nonaccrual/Doubtful $158.5 $205.9 $321.3 $301.3 0.59% 0.77% 0.97% 0.85% Total Allowance for Credit Losses Total Allowance for Credit Losses as a % of Total Loans 12/31/19 (Pre-CECL) 1/1/2020 (CECL Day 1) 3/31/2021 3/31/2022

19 $9,415 $9,563 $10,106 $11,346 $11,330 0.37% 0.08% 0.02% 0.14% 0.03% Total Commercial Loans Net Charge-Off Ratio 3/31/2021 6/30/2021 9/30/2021 12/31/2021 3/31/2022 Credit Quality - Commercial Loans1 Low net charge-off levels with growth upside related to low line utilization Period-End Balances & Annualized Net Charge-Off Ratio2 Stable Levels of Non-Performing Loans ("NPLs") $4,384 $5,513 $5,583 $6,141 $6,236 $6,489 $6,832 $7,243 46.1% 50.8% 41.4% 43.0% 39.7% 38.9% 38.4% 39.3% 39.6%45.5% 50.6% 40.6% 41.5% 37.7% 36.7% 37.0% 39.0% 40.5% Unused Line of Credit Balance Total Commercial (excl. PPP and Leases) Total Commercial (excl. PPP, Mortgage Warehouse and Leases) 3/31/2020 6/30/2020 9/30/2020 12/31/2020 3/31/2021 6/30/2021 9/30/2021 12/31/2021 3/31/2022 $22.5 $24.5 $26.5 $20.4 $16.9 0.18% 0.21% 0.24% 0.17% 0.15% NPLs NPL as a % of Category 3/31/2021 6/30/2021 9/30/2021 12/31/2021 3/31/2022 Q1 2022 Key Observations • Significant loan growth in Q4 2021 of $1.2 billion of which $578 million is attributed to acquired loans. • Net charge-offs in Q4 2021 were consistent with historical levels. • The proportion of Commercial non-performing loans remains relatively low as pandemic-driven circumstances continue to improve. • Line utilization increased slightly in Q4 2021 but remains historically low as a result of factors such as excess liquidity in the market as well as suspension of capital expenditures and other non- working capital payments. 1 Commercial Loans excludes PPP loans 2 Net Charge-Off Ratio is calculated as a percentage of average loans 2 ($ in Millions) ($ in Millions) Line Utilization as a % of Commercial Loans remains low due to excess liquidity in the market and suspension of capital expenditures Line Utilization as a % of Total Loan Commitments Remains Low Unused Line of Credit Balance Continues to Rise ($ in Millions) 45.5% 50.6% 36.7% 41.0% Total Commercial (excl. Mortgage Warehouse and Leases) 12/31/2019 3/31/2020 3/31/2021 3/31/2022 $4,687 $4,384 $6,236 $7,260 Unused Line of Credit Balance 12/31/2019 3/31/2020 3/31/2021 3/31/2022 $4,687 $4,384 $6,236 $7,260 $4,443 $4,105 $5,837 $6,481 $244 $278 $398 $779 Unused Line of Credit Balance excluding Mortgage Warehouse Mortgage Warehouse 12/31/2019 3/31/2020 3/31/2021 3/31/2022 $4,443 $4,105 $5,837 $6,481 Unused Line of Credit Balance (excl. Mortgage Warehouse and Leases) 12/31/2019 3/31/2020 3/31/2021 3/31/2022

20 14% 18% 15% 24% 14% 11% 1% 3% Office Industrial Retail Multi-family Mixed use and other Commercial construction Residential construction Land $8,545 $8,678 $8,886 $8,990 $9,235 0.04% 0.04% 0.00% 0.01% 0.03% Total CRE Loans Net Charge-Off Ratio 3/31/2021 6/30/2021 9/30/2021 12/31/2021 3/31/2022 Credit Quality - Commercial Real Estate Loans Well-diversified portfolio with a majority of its exposure in stabilized, income producing properties Continued Steady Growth with Low Charge-Offs Non-Performing Loans ("NPLs") Continue to Decline $34.4 $26.0 $23.7 $21.7 $12.3 0.40% 0.30% 0.27% 0.24% 0.13% NPLs NPL as a % of Category 3/31/2021 6/30/2021 9/30/2021 12/31/2021 3/31/2022 Q1 2022 Key Observations • The CRE portfolio continues a steady growth trend while non-performing loans continue to decline. • Charge-offs have generally remained low and reflect the conservative underwriting standards the Company employs. • The CRE portfolio is well-diversified with a majority of its exposure in stabilized, income producing properties. 17% 21% 19% 27% 17% Office (3) Industrial (3) Retail (3) Multi-family (3) Mixed use and other (3) 76% 4% 20% Commercial construction Residential construction Land 1 Net Charge-Off Ratio is calculated as a percentage of average loans ($ in Millions) ($ in Millions) 1 $1,084 $1,071 $1,203 $1,335 $1,391 68.8% 69.1% 67.5% 65.8% 66.5% Unused Line of Credit Balance Line Utilization as a % of Total CRE 3/31/2021 6/30/2021 9/30/2021 12/31/2021 3/31/2022 Line Utilization as a % Commercial Real Estate Loans ("CRE") Commercial Real Estate Loan Composition (as of 3/31/2022) Well Diversified with Majority of Portfolio in Stabilized Income Producing Properties($ in Millions) 1 Net Charge-off Ratio is calculated as a percentage of average loans 2 As a result of a review of the composition of borrowers within the mixed use and other loan portfolio, the Company identified certain loans that would be more precisely classified within a separate class of non-construction commercial real estate. This change in classification was based on related collateral and source of repayment of the underlying loan

21 $3,959 $4,522 $4,617 $4,855 $4,938 0.15% (0.11)% (0.03)% 0.09% 0.02% Period End Balance Net Charge-Off Ratio 3/31/2021 6/30/2021 9/30/2021 12/31/2021 3/31/2022 Credit Quality - PFR Commercial Despite market volatility, net charge-off levels remain low while outstanding balances grow Robust Origination Volume Driven by Market Conditions Period-End Balances & Annualized Net Charge-Off Ratio1 Average Balances & Quarterly Yields ($ in Millions) $3,724.6 $4,134.0 $4,010.5 $3,952.9 5.05% 4.60% 4.60% 4.42% Average Balance Yield Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q1 2022 Key Observations • At the beginning of the pandemic, Premium Finance Receivables ("PFR") - Commercial experienced an increase in NPLs as a result of borrower delinquency, which was exacerbated by state emergency orders delaying cancellation of insurance policies which generate return premiums, the collateral for this portfolio. This caused NPLs to be elevated in 2020 and has subsequently returned to normalized levels in 2021. • Despite the pandemic and state emergency orders, net charge-off levels remained low and characteristic of the low loss levels expected of this portfolio, with the portfolio experiencing net recoveries in Q2 2021 and Q3 2021. • Strong origination volumes in 2021 a result of businesses seeking financing opportunities during the pandemic, hardening insurance markets, additions of new relationships and a low rate environment. 1 Net Charge-Off Ratio is calculated as a percentage of average loans $2,443 $3,008 $2,756 $3,065 $2,984 Originations 3/31/2021 6/30/2021 9/30/2021 12/31/2021 3/31/2022 Non-Performing Loans ("NPLs") Remain Below Historic Norms $14.3 $10.0 $13.1 $12.7 $19.1 0.36% 0.22% 0.28% 0.26% 0.39% NPLs NPL as a % of Category 3/31/2021 6/30/2021 9/30/2021 12/31/2021 3/31/2022 ($ in Millions) ($ in Millions) ($ in Millions) $9,478 $10,182 $10,588 $11,231 $28 $38 $39 $48 Risk Rating 1-5 Risk Rating 6-10 03/31/21 06/30/21 09/30/21 12/31/21 03/31/22 Poised to Benefit From a Potentially Rising Rate Environment 47% 31% 16% 6% Current Loan Balances Projected to Reprice or Mature Based on Modeled Contractual Cash Flows ≤ 3 Months 4-6 Months 6-9 Months >9 months Current Loan Balances Projected to Reprice or Mature Based on Modeled Contractual Cash Flows 1

22 $7,321 $1,178 Cash Surrender Value Other $6,111 $6,360 $6,655 $7,043 $7,354 —% —% —% —% —% Period End Balance Net Charge-Off Ratio 3/31/2021 6/30/2021 9/30/2021 12/31/2021 3/31/2022 Credit Quality - PFR Life Life Insurance portfolio remains extremely resilient and has continued to demonstrate exceptional credit quality Historically Low Non-Performing Loans ("NPLs") Period-End Balances & Annualized Net Charge-Off Ratio1 Average Balances & Quarterly Yields ($ in Millions) $5,290.1 $5,462.8 $5,636.3 $5,957.5 3.71% 3.38% 3.74% 2.89% Average Balance Yield Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q1 2022 Key Observations • Throughout the pandemic, the Premium Finance Receivables ("PFR") - Life Insurance portfolio has remained extremely resilient and has continued to demonstrate exceptional credit quality, as shown by the characteristically low net charge-off and NPL levels. • Origination levels have remained strong. Some of the primary drivers of growth in 2021 include: ◦ increased mortality awareness in response to the pandemic. ◦ realized or anticipated changes in tax laws including changes to allowable maximum premium amounts relative to death benefit. ◦ low interest rate environment has made leveraging insurance products attractive to consumers. • Collateral as a percentage of outstanding balance is 117% as of Q1 2022. 1 Net Charge-Off Ratio is calculated as a percentage of average loans 2 Total Loan Collateral reported at actual values versus credit advance rate 3 Collateral Coverage is calculated by dividing Total Loan Collateral (Undiscounted) by Total Loan Portfolio Balance $315.4 $442.7 $330.3 $360.0 $371.9 Originations 3/31/2021 6/30/2021 9/30/2021 12/31/2021 3/31/2022 Total Loan Collateral2 by Type (as of 3/31/2022) $0.2 0.00% NPLs NPL as a % of Category 3/31/2021 6/30/2021 9/30/2021 12/31/2021 3/31/2022 2.6% 65.0% 4.3% 0.8% 18.2% 9.1% Annuity Brokerage Account Certificate of Deposit Bank Cash/Cash Equivalent Letters of Credit Money Market "Other" Loan Collateral2 by Type (as of 3/31/2022) Other ($ in Millions) ($ in Millions) Period-End Balances & Annualized Net Charge-off Ratio1 ($ in Millions) Collateral Coverage3 of 116% No material charge-offs have occurred in the periods presented below. NPLs for all quarters except Q1 2021 are zero. 1

23 $299,731 $(1,178) $2,774 $301,327 12/31/2021 3/31/2022 • Current macroeconomic indicators and market conditions. • Ongoing economic and geopolitical uncertainties. • Adequate liquidity in the market. • Positive asset quality trends. • Exposure to industries with the highest risk factors. • High touch relationships with commercial and consumer borrowers. • Economic Inputs ◦ Baa Corporate Credit Spread ◦ Commercial Real Estate Price Index ◦ Real GDP Growth Rate ◦ Dow Jones Total Stock Market Index • Portfolio Characteristics ◦ Risk Ratings ◦ Life of Loan Credit Quality - CECL Allowance for Credit Losses - 3/31/2022 vs. 12/31/2021 Key Observations • CECL Day 1 transition adjustment • Includes ACL for loans and leases, off- balance sheet credit exposures and debt securities • New funded and unfunded volume and run-off • Changes in credit quality • Aging of existing portfolio • Shifts in segmentation mix • Changes in specific reserves • Changes due to macroeconomic conditions • Model imprecision Day 1 Adjustment Portfolio Changes Economic Factors • Baa Corporate credit spread steadily widens before leveling off at the beginning of 2023. • Commercial Real Estate Price Index appreciates steadily during the 8-quarter Reasonable and Supportable (“R&S”) time period. • Real GDP growth rate stays above the potential GDP growth rate of approximately 2.1% in 2022 and 2.0% in 2023. • Dow Jones U.S. Total Stock Market Index steadily declines through Q1 2023 before marginally appreciating during the remainder of the R&S time period. Macroeconomic Scenario Key Model Inputs Qualitative Considerations ($ in Thousands)

24 Appendix

Non-GAAP Reconciliation

WINTRUST

Reconciliation of Non-GAAP Net Interest Margin and Efficiency Ratio ($ in Thousands):	Three Months Ended March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
(A) Interest Income (GAAP)	$ 328,252	$ 327,979	$ 322,457	$ 319,579	$ 305,469
Taxable-equivalent adjustment:					
- Loans	427	417	411	415	384
- Liquidity Management Assets	465	486	492	494	500
- Other Earning Assets	2	2	—	—	—
(B) Interest Income (non-GAAP)	$ 329,146	$ 328,884	$ 323,360	$ 320,488	$ 306,353
(C) Interest Expense (GAAP)	$ 28,958	$ 32,003	$ 34,961	$ 39,989	$ 43,574
(D) Net Interest Income (GAAP) (A minus C)	$ 299,294	$ 295,976	$ 287,496	$ 279,590	$ 261,895
(E) Net Interest Income (non-GAAP) (B minus C)	$ 300,188	$ 296,881	$ 288,399	$ 280,499	$ 262,779
Net interest margin (GAAP)	**2.60%**	**2.54%**	**2.58%**	**2.62%**	**2.53%**
Net interest margin, fully taxable-equivalent (non-GAAP)	**2.61%**	**2.55%**	**2.59%**	**2.63%**	**2.54%**
(F) Non-interest income	$ 162,790	$ 133,767	$ 136,474	$ 129,373	$ 186,506
(G) (Losses) gains on investment securities, net	(2,782)	(1,067)	(2,431)	1,285	1,154
(H) Non-interest expense	284,298	283,399	282,144	280,112	286,889
Efficiency ratio (H/(D+F-G))	**61.16%**	**65.78%**	**66.17%**	**68.71%**	**64.15%**
Efficiency ratio (non-GAAP) (H/(E+F-G))	**61.04%**	**65.64%**	**66.03%**	**68.56%**	**64.02%**

The accounting and reporting policies of Wintrust conform to generally accepted accounting principles ("GAAP") in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures and ratios are used by management to evaluate and measure the Company's performance. Management believes that these measures and ratios provide users of the Company's financial information a more meaningful view of the performance of the Company's interest-earning assets and interest-bearing liabilities and of the Company's operating efficiency. Other financial holding companies may define or calculate these measures and ratios differently.

25

Non-GAAP Reconciliation

WINTRUST

Reconciliation of Non-GAAP Tangible Common Equity ($'s and Shares in Thousands):	Three Months Ended March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Total shareholders' equity (GAAP)	**$ 4,492,256**	**$ 4,498,688**	**$ 4,410,317**	**$ 4,339,011**	**$ 4,252,511**
Less: Non-convertible preferred stock (GAAP)	(412,500)	(412,500)	(412,500)	(412,500)	(412,500)
Less: Intangible assets (GAAP)	(682,101)	(683,456)	(675,910)	(678,333)	(680,052)
(I) Total tangible common shareholders' equity (non-GAAP)	**$ 3,397,655**	**$ 3,402,732**	**$ 3,321,907**	**$ 3,248,178**	**$ 3,159,959**
Reconciliation of Non-GAAP Tangible Book Value per Common Share ($'s and Shares in Thousands):					
Total shareholders' equity	**$ 4,492,256**	**$ 4,498,688**	**$ 4,410,317**	**$ 4,339,011**	**$ 4,252,511**
Less: Preferred stock	(412,500)	(412,500)	(412,500)	(412,500)	(412,500)
(L) Total common equity	$ 4,079,756	$ 4,086,188	$ 3,997,817	$ 3,926,511	$ 3,840,011
(M) Actual common shares outstanding	57,253	57,054	56,956	57,067	57,023
Book value per common share (L/M)	**$71.26**	**$71.62**	**$70.19**	**$68.81**	**$67.34**
Tangible book value per common share (non-GAAP) (I/M)	**$59.34**	**$59.64**	**$58.32**	**$56.92**	**$55.42**
Reconciliation of Non-GAAP Pre-Tax, Pre-Provision Income ($ in Thousands):					
Income before taxes	$ 173,680	$ 137,045	$ 149,742	$ 144,150	$ 206,859
Add: Provision for credit losses	4,106	9,299	(7,916)	(15,299)	(45,347)
Pre-tax income, excluding provision for credit losses (non-GAAP)	**$ 177,786**	**$ 146,344**	**$ 141,826**	**$ 128,851**	**$ 161,512**

The accounting and reporting policies of Wintrust conform to generally accepted accounting principles ("GAAP") in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures and ratios are used by management to evaluate and measure the Company's performance. Management believes that these measures and ratios provide users of the Company's financial information a more meaningful view of the performance of the Company's interest-earning assets and interest-bearing liabilities and of the Company's operating efficiency. Other financial holding companies may define or calculate these measures and ratios differently.

26